UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2013

Otelco Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-32362	52-2126395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Third Avenue East, Oneonta, AL 35121
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (205) 625-3574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 1, 2013, Otelco Inc. (“Otelco”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Original Form 8-K”). The purpose of this Current Report on Form 8-K/A is to correct a typographical error in the second paragraph of Article V of the Disclosure Statement attached as Exhibit 99.3 to the Original Form 8-K to reflect that, following the consummation of the prepackaged chapter 11 plan of reorganization for Otelco and its direct and indirect subsidiaries, Otelco projects that it will have approximately $5 million in cash on its consolidated balance sheet, with additional liquidity under its senior secured credit facility. Other than as set forth above, all information contained in, and all exhibits to, the Original Form 8-K remain unchanged. The corrected Disclosure Statement is being filed in its entirety with this Current Report on Form 8-K/A.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.3	Disclosure Statement (including the Exhibits thereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTELCO INC.
(Registrant)
Date: February 4, 2013

	By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr. Title: Chief Financial Officer